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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Ostex International, Inc.


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 16, 2000, included (or incorporated by reference) in Ostex International, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Seattle, Washington
July 18, 2000